Standard Non-Employee Director Compensation
(Adopted by the Board of Directors Effective May 2, 2018)

Annual Fees--Each Non-Employee Director
●	$50,000 (paid in monthly installments)
●	An award on the date of each Annual Meeting of Stockholders of shares of restricted common stock that has an accounting income charge under ASC 718 of $50,000.(1)

Annual Fees: — Board and Committee Chairs (paid in monthly installments)
●	Chairman of the Board of Directors (2)	$100,000
●	Chair of the Audit Committee	$25,000
●	Chair of the Compensation Committee	$15,000
●	Chair of the Corporate Governance & Nominating Committee	$10,000

Meeting Fees (3)
In-Person Meetings		Per Meeting
●	Board Meeting	$1,500
●	Committee Meetings
	Audit Committee Meetings
	'- In Connection with a Board meeting	$1,000
	'- Not in Connection with a Board meeting	$1,500
	Other Committee Meetings
	'- In Connection with a Board meeting	$500
	'- Not in Connection with a Board meeting	$750

Telephonic Meetings (Board & Committee Meetings)
●	One hour or longer	$750
●	Less than one hour	$500
------------------------------------------------------------------------------------------------------------------------------------------------
	(1)	The awards are subject to the following basic terms:
	Restrictions: The shares may not be sold, assigned, transferred, pledged or otherwise disposed of until they vest. The retention of the shares is subject to the Board's Governance Guidelines.

Vesting: The restrictions on the restricted stock lapse on the trading day immediately preceding the following year's Annual Meeting of Stockholders, but earlier upon the death of the director; upon the director becoming permanently disabled; or upon a change in control of the Company as defined in the Company's Stock Incentive Plan.

Forfeiture: The shares of restricted stock are forfeited in the event that prior to vesting, the director ceases to be a director other than by reasons of his or her death, permanent disability or a change in control of the Company.

	(2)
This annual Chairman's fee constitutes compensation for service as Chairman; attendance at all Board and committee meetings; and for service as chair of any committee of the Board other than the Audit Committee. In the event the Chairman is also the Chair of the Audit Committee, the Audit Committee Chair fee will also be paid.

	(3)
In-person Board and committee meetings that continue from one day to the next are paid as a single meeting. Time spent by non-employee directors at the Company's investor conferences or attending continuing education events are not separately compensated, but the expenses of attending are reimbursed.

_______________________________________